Exhibit 99.1


                ARIAD Announces Global Clinical Development Plan
                    for Its Lead Oncology Product, AP23573;
   Phase 1 and 2 Clinical Investigators to Participate in Analyst Call Today

    CAMBRIDGE, Mass.--(BUSINESS WIRE)--June 15, 2004--ARIAD Pharmaceuticals, Inc. (Nasdaq: ARIA) today announced, for the first time, highlights of the comprehensive global clinical development plan for its lead oncology product, AP23573, in patients with hematologic malignancies (leukemias and lymphomas) and solid tumors (brain, breast, endometrial and prostate cancers, as well as sarcomas).
    Initial Phase 2 Clinical Trial: The Company expects to begin enrollment of patients with relapsed or refractory hematologic cancers in a multicenter Phase 2 clinical trial of AP23573 - as a single agent
- by the end of this month at the University of Texas M. D. Anderson Cancer Center in Houston, Texas. The principal investigator is Frank
J. Giles, M.D., Professor and Chief, Developmental Therapeutics. The drug's efficacy will be assessed in well-defined disease-specific categories of leukemias and lymphoid malignancies in which current therapeutic options are limited or only palliative. Up to approximately 200 patients will be entered into this study at approximately four cancer centers.
    Professor Giles commented, "There is a strong scientific rationale for treating patients with hematologic cancers by inhibiting mTOR activity. In our Phase 2 study of AP23573, we expect to determine the most appropriate hematologic cancers to be treated with AP23573 and pursued in subsequent clinical trials."
    Phase 2 Trials in Patients with Solid Tumors: AP23573 will be studied further as a single agent in patients with specific solid tumors in a series of Phase 2 clinical trials conducted in the United States and Europe - the first of which is expected to be initiated during third quarter 2004. The initial focus will be patients with advanced, relapsed and/or metastatic cancers in which therapeutic options are limited and well-defined clinical end-points can be reached quickly. Trials will incorporate use of multiple biomarkers of mTOR pathway activity to guide selection of patients who are likely to benefit most from AP23573 treatment. Pharmacodynamic markers will also be used to monitor mTOR inhibition and the patients' responses to treatment.
    Phase 1b Clinical Trials: In parallel with Phase 2 trials, a series of Phase 1b clinical trials is planned in the United States and Europe in selected cancers aimed at further evaluating the anti-tumor activity, safety, and pharmacokinetics of AP23573, as a single agent and in combination with chemotherapeutic agents and other molecularly targeted drugs. Evaluation of biomarkers and pharmacodynamic markers will be integral to these trials.
    The first such trial is planned to begin by the end of this month with enrollment of patients with progressive or recurrent glioblastoma multiforme in a study of AP23573 - as a single agent - at Duke University Medical Center, Durham, North Carolina and at The Cleveland Clinic, Cleveland, Ohio. The trial is designed to identify the optimal dosing of AP23573 to achieve maximal activity within brain tumors. Up to approximately 36 patients will be entered into this study at the two brain tumor centers. The principal investigators are Henry S. Friedman, M.D., James B. Powell, Jr. Professor of Neuro-Oncology, and David A. Reardon, M.D., Associate Professor of Neuro-Oncology, both in the Brain Tumor Center at Duke, and Michael A. Vogelbaum, M.D., Ph.D., Associate Professor of Neurosurgical Oncology in the Brain Tumor Institute at Cleveland.
    Overall Clinical Development Strategy: The indications and clinical trials have been prioritized based on (1) unmet medical need,
(2) biological rationale for inhibiting mTOR and clinical results of mTOR inhibition in particular cancers, (3) opportunities to obtain fast-track designation by the U.S. Food and Drug Administration and comparable expedited procedures established by European regulatory authorities, (4) the scientific data supporting enriching patient populations for study using novel biomarkers, and (5) potential for competitive differential advantages.
    Plans for Registration Trials: Based on the results of the initial Phase 2 trials, the Company anticipates initiating well-controlled registration trials aimed at providing the basis for expedited regulatory review of AP23573 in specific clinical indications, which will be determined over the coming year.
    "Our Phase 1 clinical trials, recently reported at the ASCO meeting, provide clear demonstration of the anti-tumor activity and safety profile of AP23573, a well-defined dosage schedule and pharmacokinetics, and the foundation for further clinical development," said Harvey J. Berger, M.D., chairman and chief executive officer of ARIAD. "Getting AP23573 to market expeditiously in strategically selected indications is our highest priority."
    Clinical Investigators Participating in Today's Analyst Conference
Call: Further details on the new clinical trials announced today and the Phase 1 clinical data reported at the ASCO meeting will be discussed during today's previously announced analyst conference call at 11:00 am (ET). Professor Giles, principal investigator of the first Phase 2 clinical trial, and Eric K. Rowinsky, M.D., principal investigator of the Phase 1 daily dosing trial of AP23573 and Senior Scientist and past Director, Clinical Research at the Institute for Drug Development, Cancer Therapy and Research Center, San Antonio, Texas, will join ARIAD senior management as participants in today's conference call.
    Update on Guidance Regarding Cash Used in Operations for 2004:
Based on anticipated patient accruals and the scope of the clinical development plan for AP23573, the Company is projecting cash used in operations for 2004 of $34 million, an increase of $5 million in guidance. The Company ended first quarter 2004 with $102.3 million in cash, cash equivalents and marketable securities.
    Update on Partnering AP23573 for Use in Drug-delivery Stents: The Company continues to negotiate with potential partners to develop and commercialize drug-delivery stents incorporating AP23573. However, in light of recent developments in the medical device arena, the Company is reassessing the capabilities of potential partners to (1) develop and optimize the metal stent platforms and polymer formulations required for next-generation stents, (2) achieve substantial market penetration due to growing domination of the drug-eluting stent market by one company, and (3) provide meaningful economic value to ARIAD. These considerations, among others, will determine the outcome of these negotiations.
    Background on AP23573: The small-molecule drug, AP23573, starves cancer cells and shrinks tumors by inhibiting the critical cell-signaling protein, mTOR, which regulates the response of tumor cells to nutrients and growth factors, and controls tumor blood supply and angiogenesis through effects on Vascular Endothelial Growth Factor
(VEGF).
    ARIAD is engaged in the discovery and development of breakthrough medicines to treat cancer by regulating cell signaling with small molecules. The Company is developing a comprehensive approach to patients with cancer that addresses the greatest medical need - aggressive and advanced-stage cancers for which current treatments are inadequate. ARIAD also has an exclusive license to pioneering technology and patents related to certain NF-(kappa)B treatment methods, and the discovery and development of drugs to regulate NF-(kappa)B cell-signaling activity, which may be useful in treating certain diseases.
    Additional information about ARIAD can be found on the web at http://www.ariad.com.

    Some of the matters discussed herein are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are identified by the use of words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Such statements are based on management's current expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such forward-looking statements. These risks include, but are not limited to, risks and uncertainties regarding the Company's ability to conduct preclinical and clinical studies of its product candidates, risks and uncertainties that clinical trial results at any phase of development may be adverse or may not be predictive of future results or lead to regulatory approval of any of the Company's product candidates, and risks and uncertainties relating to regulatory oversight, intellectual property claims, the timing, scope, cost and outcome of legal proceedings, future capital needs, key employees, dependence on the Company's collaborators and manufacturers, markets, economic conditions, products, services, prices, reimbursement rates, competition and other risks detailed in the Company's public filings with the Securities and Exchange Commission, including ARIAD's Annual Report on Form 10-K for the fiscal year ended December 31, 2003. The information contained in this document is believed to be current as of the date of original issue. The Company does not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in the Company's expectations, except as required by law.

    CONTACT: ARIAD Pharmaceuticals, Inc.
             Tom Pearson, 610-407-9260
             or
             Kathy Lawton, 617-621-2345